UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2005

The SCO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29911	87-0662823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 South 520 West

Lindon, Utah 84042

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 765-4999

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02       Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

On February 28, 2005, on management’s recommendation, the Audit Committee of the Board of Directors of The SCO Group, Inc. (the “Company”) concluded, and KPMG LLP, the Company’s independent auditors agreed, that, due to certain accounting errors, the Company’s financial statements for the quarters ending January 31, 2004, April 30, 2004 and July 31, 2004 should no longer be relied upon and should be restated.

The impact of the anticipated corrections does not impact the Company’s previously reported net loss or its earnings per share for the fiscal year ended October 31, 2004 or its aggregate cash and available for sale securities balances as of October 31, 2004.

As of the filing of this current report on Form 8-K, the Company currently intends to restate its previously issued financial statements for the above-mentioned quarters of fiscal year 2004 to correct the accounting for the following items:

•       For the first, second and third quarters, the Company expects to reclassify amounts related to certain shares of common stock that the Company may have issued under its equity compensation plans without complying with the registration requirements of federal and applicable state securities laws from permanent equity to temporary equity in the amounts of approximately $272,000, $231,000, and $557,000, respectively.  The Company may make a rescission offer to holders of certain shares and expects an amount to be classified as temporary equity until the completion of a rescission offer or until the Company no longer has an obligation to the holders of such shares.

•       For the first quarter and the second quarter, the Company expects to reclassify accrued dividends related to the Company’s previously issued Series A and Series A-1 Convertible Preferred Stock from equity to current liabilities in the amounts of approximately $879,000 and $1,619,000, respectively.  In October 2003, the Company issued shares of Series A Convertible Preferred Stock in connection with its $50,000,000 private placement, which shares were subsequently exchanged for and replaced with shares of Series A-1 Convertible Preferred Stock.  When the Company repurchased all outstanding shares of Series A-1 Convertible Preferred Stock in July 2004, the Company’s obligation to pay dividends on such shares terminated.  The accrued dividends were never paid and ultimately were recorded in equity upon the completion of the repurchase transaction.  In addition, the dividends were properly captured in the calculation of earnings per share in the periods above.

•       For the first and second quarter, the Company expects to restate approximately $233,000 of stock-based compensation expense which was recorded in the second quarter, but incurred in the first quarter.  There will be no change to the total stock-based compensation expense for the fiscal year ended October 31, 2004.

As soon as the Company completes its analysis and KPMG LLP completes its review procedures and audit work with respect to the Form 10-K, the Company will file amendments to its quarterly reports on Form 10-Q for the above-mentioned periods and will file its annual report on Form 10-K for the year ended October 31, 2004.  On March 3, 2005, the Company issued a press release relating to these matters, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward looking statements related to (i) the Company’s intention to restate its financial statements for the quarters ending January 31, 2004, April 30, 2004 and July 31, 2004 and (ii) the nature and amounts of the anticipated financial statement adjustments for such periods.  The Company wishes to advise readers that a number of important factors could cause actual results to differ materially from those anticipated in such forward-looking statements including the fact that the anticipated adjustments to the financial statements for such periods, as well as the amendment of the quarterly reports on Form 10-Q for such periods, are subject to on-going preparation and review by the Company, the Audit Committee and KPMG, and accordingly are subject to change.

Item 9.01       Financial Statements and Exhibits.

(c)           Exhibits

99.1         Press release issued by The SCO Group, Inc. dated March 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 3, 2005

THE SCO GROUP, INC.

By:	/s/ Bert B. Young
Name:	Bert B. Young
Title:	Chief Financial Officer

EXHIBIT INDEX

99.1         Press release dated March 3, 2005